Exhibit 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

Highlights:

•	Second-quarter 2012 GAAP earnings per diluted share of $0.49 compared to GAAP earnings per diluted share of $0.06 in the second quarter of 2011
•	Second-quarter 2012 non-GAAP earnings per diluted share of $0.49 compared to non-GAAP earnings per diluted share of $0.53 in the second quarter of 2011
•	Second-quarter 2012 GAAP operating margin of 6.5% compared to GAAP operating margin of 4.4% in the second quarter of 2011
•	Second-quarter 2012 non-GAAP operating margin of 7.8% compared to non-GAAP operating margin of 7.3% in the second quarter of 2011

CHICAGO, August 1, 2012 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported second-quarter 2012 net earnings attributable to common shareholders of $88.8 million, or $0.49 per diluted share, on net sales of $2.5 billion compared to net earnings of $12.2 million, or $0.06 per diluted share, on net sales of $2.6 billion in the second quarter of 2011. Second-quarter 2012 net earnings attributable to common shareholders included pre-tax charges for restructuring ($25.7 million) and impairment ($8.3 million, non-cash), a pre-tax loss on an investment of $4.1 million (non-cash), and acquisition-related expenses ($0.5 million), offset by the recognition of previously unrecognized tax benefits ($26.1 million, non-cash). Second-quarter 2011 net earnings attributable to common shareholders included pre-tax charges for restructuring ($51.4 million) and impairment ($24.3 million, non-cash), a loss on debt extinguishment ($68.6 million), and acquisition-related expenses ($0.9 million), partially offset by a pre-tax gain on an investment of $9.8 million (non-cash).

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $88.5 million, or $0.49 per diluted share, in the second quarter of 2012 compared to $105.6 million, or $0.53 per diluted share, in the second quarter of 2011. Second-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition-related expenses and gains and losses on investments for both years as well as the recognition of previously unrecognized tax benefits in 2012 and the loss on debt extinguishment in 2011. For non-GAAP comparison purposes, the effective tax rate increased to 33.9% in the second quarter of 2012 from 19.5% in the second quarter of 2011, primarily due to the release of reserves related to the resolution of certain state audits and the release of valuation allowances on certain deferred tax assets in the second quarter of 2011. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

“While economic headwinds continue to challenge our top line, the diversity of our product and service offering to a wide range of vertical markets, coupled with our disciplined cost

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

management, enables us to reaffirm our non-GAAP earnings per diluted share guidance in the range of $1.84 to $1.92,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “In addition, we remain on track to deliver full-year operating cash flow less capital expenditures of approximately $500 million, and expect to end the year within our targeted gross leverage range of 2.5x to 3.0x.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.5 billion, down $94.8 million, or 3.6%, from the second quarter of 2011. Pro forma for acquisitions, net sales decreased 4.0%, as a 164 basis point unfavorable impact of changes in foreign exchange rates, volume declines in certain product offerings, price erosion and a 53 basis point unfavorable impact due to lower pass-through paper sales more than offset volume growth in certain product offerings. Gross margin of 23.5% in the second quarter of 2012 declined from 24.5% in the second quarter of 2011 as an unfavorable product mix, volume declines, unfavorable pricing on by-products and pricing pressure more than offset lower pension expense and productivity improvements. SG&A expense as a percentage of net sales in the second quarter of 2012 improved to 10.9% from 11.8% in the second quarter of 2011 primarily due to lower pension expense and productivity improvements resulting from focused cost reduction actions. Operating earnings in the quarter were $163.9 million, which were impacted by restructuring and impairment charges and acquisition-related expenses totaling $34.5 million in the second quarter of 2012, compared to operating earnings in the second quarter of 2011 of $116.1 million, which included restructuring and impairment charges and acquisition-related expenses totaling $76.6 million.

Excluding restructuring and impairment charges and acquisition-related expenses, non-GAAP operating income increased from $192.7 million to $198.4 million in the second quarter of 2012 and non-GAAP operating margin improved to 7.8% in the second quarter of 2012 from 7.3% in the second quarter of 2011. Lower pension expense, productivity improvements and lower depreciation and amortization more than offset an unfavorable product mix, lower volume, continued pricing pressure and unfavorable pricing on by-products.

Segments

Net sales for the U.S. Print and Related Services segment decreased 3.9% from the second quarter of 2011 to $1.8 billion in the second quarter of 2012. Pro forma for acquisitions, net sales in the segment decreased 4.5%, as volume declines across most product offerings, lower pass-through paper sales of $21.6 million or 112 basis points, and continued pricing pressure across the segment more than offset volume increases in office products and logistics. The segment’s operating income of $165.7 million in the second quarter of 2012, which was negatively impacted by charges for restructuring and impairment of $26.1 million, increased $32.9 million from operating income of $132.8 million in the second quarter of 2011, which included charges for restructuring and impairment of $65.1 million. The segment’s non-GAAP operating margin of 10.4% in the second quarter of 2012 improved 10 basis points from the second quarter of 2011, as productivity improvements and lower depreciation and amortization offset volume declines, an unfavorable product mix, unfavorable pricing on by-products and pricing pressure.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

Net sales for the International segment of $682.6 million decreased $19.9 million, or 2.8%, from the second quarter of 2011, inclusive of a $43.3 million (616 basis points) unfavorable impact from changes in foreign exchange rates. The balance of the change in net sales was driven by volume growth in business process outsourcing, global turnkey and Asia and higher pass-through paper sales in Asia ($7.5 million or 107 basis points), which were only partially offset by volume declines in Europe, Canada and Latin America and the impact of continued pricing pressure across certain offerings within the segment. The segment’s operating income of $42.0 million in the second quarter of 2012, which was negatively impacted by charges for restructuring of $3.5 million, decreased by $1.6 million from operating income of $43.6 million in the second quarter of 2011, which included charges for restructuring and impairment of $9.8 million. The segment’s non-GAAP operating margin declined to 6.7% in the second quarter of 2012 from 7.6% in the second quarter of 2011 as an unfavorable product mix, pricing pressure and wage and other inflationary increases in certain countries were only partially offset by lower depreciation and amortization, productivity improvements and a favorable impact from changes in foreign exchange rates.

Unallocated Corporate operating expenses decreased to $43.8 million in the second quarter of 2012 as compared to $60.3 million in the second quarter of 2011. Excluding charges for restructuring and impairment and acquisition-related expenses totaling $4.9 million in the second quarter of 2012 and $1.7 million in the second quarter of 2011, unallocated Corporate operating expenses decreased $19.7 million to $38.9 million in the second quarter of 2012. Lower pension expense, lower LIFO inventory and bad debt provisions and productivity improvements were partially offset by higher benefits-related expense and the reinstatement of the 401(k) match.

Outlook—2012 Full-Year Guidance

For the full year of 2012, the Company expects revenue of approximately $10.4 billion to $10.5 billion, which includes an unfavorable impact of changes in foreign exchange rates and pass-through paper sales of approximately $160 million. The Company expects non-GAAP operating margin in the range of 7.2% to 7.3% and continues to project non-GAAP net earnings per diluted share to be in the range of $1.84 to $1.92. This guidance assumes no additional shares are repurchased pursuant to the current authorization from the Company’s board of directors. The non-GAAP effective tax rate for 2012 is expected to be in the range of 30% to 34%. GAAP net earnings per diluted share in 2012 may include restructuring and impairment charges, acquisition-related expenses, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the Company is unable to provide full-year GAAP net earnings estimates at this time. In addition, the Company expects to deliver 2012 operating cash flow less capital expenditures of approximately $500 million.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 1, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 32852191. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the Company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; the Company’s ability to access unsecured debt in the capital markets and the reliability of the participants to the Company’s contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2012 and December 31, 2011

(UNAUDITED)

(in millions, except per share data)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$369.0	$449.7
Receivables, less allowance for doubtful accounts	1,944.9	1,844.2
Income taxes receivable	25.9	32.4
Inventories	505.0	510.9
Prepaid expenses and other current assets	136.4	131.4

Total Current Assets	2,981.2	2,968.6

Property, plant and equipment - net	1,718.9	1,854.6
Goodwill	2,218.4	2,222.1
Other intangible assets - net	542.5	590.3
Other noncurrent assets	638.8	646.1

Total Assets	$8,099.8	$8,281.7

Liabilities
Accounts payable	$946.9	$1,063.3
Accrued liabilities	765.2	817.0
Short-term and current portion of long-term debt	343.0	243.7

Total Current Liabilities	2,055.1	2,124.0

Long-term debt	3,418.4	3,416.8
Pension liabilities	992.5	1,076.3
Postretirement benefits	227.5	227.3
Other noncurrent liabilities	326.6	375.1

Total Liabilities	7,020.1	7,219.5

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2012 and 2011
Additional paid-in capital	2,828.1	2,888.7
Retained earnings	375.3	342.4
Accumulated other comprehensive loss	(881.2)	(863.3)
Treasury stock, at cost, 62.6 shares in 2012 (2011 - 64.5 shares)	(1,565.2)	(1,628.8)

Total RR Donnelley shareholders’ equity	1,060.7	1,042.7
Noncontrolling interests	19.0	19.5

Total Equity	1,079.7	1,062.2

Total Liabilities and Equity	$8,099.8	$8,281.7

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP
Products (1)	$2,189.7	$—	$2,189.7	$2,356.9	$—	$2,356.9	$4,386.2	$—	$4,386.2	$4,623.3	$—	$4,623.3
Services (1)	338.9	—	338.9	266.5	—	266.5	667.3	—	667.3	583.6	—	583.6

Total net sales	2,528.6	—	2,528.6	2,623.4	—	2,623.4	5,053.5	—	5,053.5	5,206.9	—	5,206.9

Products cost of sales (exclusive of depreciation and amortization)	1,689.6	—	1,689.6	1,777.2	—	1,777.2	3,392.5	—	3,392.5	3,504.0	—	3,504.0
Services cost of sales (exclusive of depreciation and amortization)	244.3	—	244.3	204.4	—	204.4	486.4	—	486.4	433.8	—	433.8
Selling, general and administrative expenses (exclusive of depreciation and amortization)	275.9	(0.5)	275.4	309.3	(0.9)	308.4	559.4	(0.8)	558.6	636.2	(1.3)	634.9
Restructuring and impairment charges-net	34.0	(34.0)	—	75.7	(75.7)	—	84.0	(84.0)	—	126.5	(126.5)	—
Depreciation and amortization	120.9	—	120.9	140.7	—	140.7	245.9	—	245.9	280.9	—	280.9

Total operating expenses	2,364.7	(34.5)	2,330.2	2,507.3	(76.6)	2,430.7	4,768.2	(84.8)	4,683.4	4,981.4	(127.8)	4,853.6

Income from operations	163.9	34.5	198.4	116.1	76.6	192.7	285.3	84.8	370.1	225.5	127.8	353.3

Interest expense—net	63.6	—	63.6	61.3	—	61.3	124.3	—	124.3	119.2	—	119.2
Investment and other (income) expense—net	4.8	(4.1)	0.7	(10.0)	9.8	(0.2)	3.6	(4.1)	(0.5)	(9.8)	9.8	—
Loss on debt extinguishment	—	—	—	68.6	(68.6)	—	12.1	(12.1)	—	68.6	(68.6)	—

Earnings (loss) before income taxes	95.5	38.6	134.1	(3.8)	135.4	131.6	145.3	101.0	246.3	47.5	186.6	234.1

Income tax expense (benefit)	6.5	38.9	45.4	(16.3)	42.0	25.7	18.4	59.9	78.3	0.7	58.5	59.2

Net earnings	89.0	(0.3)	88.7	12.5	93.4	105.9	126.9	41.1	168.0	46.8	128.1	174.9

Less: Income attributable to noncontrolling interests	0.2	—	0.2	0.3	—	0.3	0.7	—	0.7	0.7	—	0.7

Net earnings attributable to RR Donnelley common shareholders	$88.8	$(0.3)	$88.5	$12.2	$93.4	$105.6	$126.2	$41.1	$167.3	$46.1	$128.1	$174.2

Earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.49		$0.49	$0.06		$0.54	$0.70		$0.93	$0.23		$0.86
Diluted net earnings per share	$0.49		$0.49	$0.06		$0.53	$0.69		$0.92	$0.23		$0.85
Weighted average common shares outstanding:
Basic	180.7		180.7	196.7		196.7	180.1		180.1	201.9		201.9
Diluted	181.8		181.8	199.5		199.5	181.9		181.9	204.5		204.5

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)	Net sales from products and services include changes in the classification of certain revenues, primarily in the financial print reporting unit.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2012				For the Three Months Ended June 30, 2011
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$163.9	6.5%	$88.8	$0.49	$116.1	4.4%	$12.2	$0.06

Non-GAAP adjustments:
Restructuring charges (1)	25.7	1.0%	17.2	0.10	51.4	2.0%	39.2	0.20
Impairment charges (2)	8.3	0.3%	5.5	0.03	24.3	0.9%	18.6	0.09
Acquisition-related expenses (3)	0.5	—	0.5	—	0.9	—	0.8	0.01
Net (gain) loss on investments (4)	—	—	2.6	0.01	—	—	(9.5)	(0.05)
Loss on debt extinguishment (5)	—	—	—	—	—	—	44.3	0.22
Recognition of income tax benefits (6)	—	—	(26.1)	(0.14)	—	—	—	—

Total Non-GAAP adjustments	34.5	1.3%	(0.3)	—	76.6	2.9%	93.4	0.47

Non-GAAP measures	$198.4	7.8%	$88.5	$0.49	$192.7	7.3%	$105.6	$0.53

(1)	Restructuring charges (pre-tax): Operating results for the three months ended June 30, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$13.8	$29.2
Other charges (b)	11.9	22.2

Total restructuring charges	$25.7	$51.4

(a)	for the three months ended June 30, 2012, employee termination costs resulted from the reorganization of sales and administrative functions across all segments, the closing of two manufacturing facilities within the U.S. Print and Related Services segment and the reorganization of certain operations. For the three months ended June 30, 2011, employee termination costs resulted from the closing of three manufacturing facilities within the U.S. Print and Related Services segment and headcount reductions due to the Bowne acquisition.
(b)	includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(2)	Impairment charges (pre-tax): charges related to the impairment of machinery, equipment and other long-lived assets.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Net (gain) loss on investments: Pre-tax impairment loss on an equity investment of $4.1 million ($2.6 million after-tax) for the three months ended June 30, 2012. For the three months ended June 30, 2011, a pre-tax gain of $9.8 million ($9.5 million after-tax) resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(5)	Loss on debt extinguishment: Pre-tax loss of $68.6 million ($44.3 million after-tax) on the repurchase of $416.2 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(6)	Recognition of previously unrecognized tax benefits due to the resolution of certain U.S. federal uncertain tax positions for the three months ended June 30, 2012.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Six Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Six Months Ended June 30, 2012				For the Six Months Ended June 30, 2011
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$285.3	5.6%	$126.2	$0.69	$225.5	4.3%	$46.1	$0.23

Non-GAAP adjustments:
Restructuring charges (1)	66.4	1.3%	44.2	0.25	94.1	1.8%	68.5	0.33
Impairment charges (2)	17.6	0.4%	11.7	0.06	32.4	0.6%	23.6	0.11
Acquisition-related expenses (3)	0.8	—	0.8	0.01	1.3	0.1%	1.2	0.01
Net (gain) loss on investments (4)	—	—	2.6	0.01	—	—	(9.5)	(0.05)
Loss on debt extinguishment (5)	—	—	7.9	0.04	—	—	44.3	0.22
Recognition of income tax benefits (6)	—	—	(26.1)	(0.14)	—	—	—	—

Total Non-GAAP adjustments	84.8	1.7%	41.1	0.23	127.8	2.5%	128.1	0.62

Non-GAAP measures	$370.1	7.3%	$167.3	$0.92	$353.3	6.8%	$174.2	$0.85

(1)	Restructuring charges (pre-tax): Operating results for the six months ended June 30, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$50.6	$54.0
Other charges (b)	15.8	40.1

Total restructuring charges	$66.4	$94.1

(a)	for the six months ended June 30, 2012, employee termination costs resulted from the reorganization of sales and administrative functions across all segments, the closing of four manufacturing facilities within the U.S. Print and Related Services segment and one manufacturing facility within the International segment and the reorganization of certain operations. For the six months ended June 30, 2011, employee termination costs resulted from the closing of four manufacturing facilities within the U.S. Print and Related Services segment and headcount reductions due to the Bowne acquisition.
(b)	includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(2)	Impairment charges (pre-tax): charges related to the impairment of machinery, equipment and other long-lived assets.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Net (gain) loss on investments: Pre-tax impairment loss on an equity investment of $4.1 million ($2.6 million after-tax) for the six months ended June 30, 2012. For the six months ended June 30, 2011, a pre-tax gain of $9.8 million ($9.5 million after-tax) resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(5)	Loss on debt extinguishment: For the six months ended June 30, 2012, the pre-tax loss of $12.1 million ($7.9 million after-tax) related to the repurchase of $341.8 million of 4.95% senior notes due April 1, 2014 and $100.0 million of 5.50% senior notes due May 15, 2015. For the six months ended June 30, 2011, the pre-tax loss of $68.6 million ($44.3 million after-tax) related to the repurchase of $416.2 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(6)	Recognition of previously unrecognized tax benefits due to the resolution of certain U.S. federal uncertain tax positions for the six months ended June 30, 2012.

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Three Months Ended June 30, 2012
Net sales	$1,846.0	$682.6	$—	$2,528.6
Operating expense	1,680.3	640.6	43.8	2,364.7

Income (loss) from operations	165.7	42.0	(43.8)	163.9
Operating margin %	9.0%	6.2%	nm	6.5%

Non-GAAP Adjustments
Restructuring charges	19.1	3.5	3.1	25.7
Impairment charges	7.0	—	1.3	8.3
Acquisition-related expenses	—	—	0.5	0.5

Total Non-GAAP adjustments	26.1	3.5	4.9	34.5

Non-GAAP income (loss) from operations	$191.8	$45.5	$(38.9)	$198.4
Non-GAAP operating margin %	10.4%	6.7%	nm	7.8%

Depreciation and amortization	83.3	27.1	10.5	120.9
Capital expenditures	27.3	6.9	14.2	48.4

For the Three Months Ended June 30, 2011
Net sales	$1,920.9	$702.5	$—	$2,623.4
Operating expense	1,788.1	658.9	60.3	2,507.3

Income (loss) from operations	132.8	43.6	(60.3)	116.1
Operating margin %	6.9%	6.2%	nm	4.4%

Non-GAAP Adjustments
Restructuring charges	41.5	9.3	0.6	51.4
Impairment charges	23.6	0.5	0.2	24.3
Acquisition-related expenses	—	—	0.9	0.9

Total Non-GAAP adjustments	65.1	9.8	1.7	76.6

Non-GAAP income (loss) from operations	$197.9	$53.4	$(58.6)	$192.7
Non-GAAP operating margin %	10.3%	7.6%	nm	7.3%

Depreciation and amortization	98.9	31.6	10.2	140.7
Capital expenditures	38.1	21.1	21.9	81.1

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Six Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Six Months Ended June 30, 2012
Net sales	$3,727.4	$1,326.1	$—	$5,053.5
Operating expense	3,422.5	1,253.5	92.2	4,768.2

Income (loss) from operations	304.9	72.6	(92.2)	285.3
Operating margin %	8.2%	5.5%	nm	5.6%

Non-GAAP Adjustments
Restructuring charges	50.8	7.9	7.7	66.4
Impairment charges	15.0	1.0	1.6	17.6
Acquisition-related expenses	—	—	0.8	0.8

Total Non-GAAP adjustments	65.8	8.9	10.1	84.8

Non-GAAP income (loss) from operations	$370.7	$81.5	$(82.1)	$370.1
Non-GAAP operating margin %	9.9%	6.1%	nm	7.3%

Depreciation and amortization	170.9	54.6	20.4	245.9
Capital expenditures	54.4	18.0	21.3	93.7

For the Six Months Ended June 30, 2011
Net sales	$3,862.0	$1,344.9	$—	$5,206.9
Operating expense	3,587.3	1,257.2	136.9	4,981.4

Income (loss) from operations	274.7	87.7	(136.9)	225.5
Operating margin %	7.1%	6.5%	nm	4.3%

Non-GAAP Adjustments
Restructuring charges	72.8	18.0	3.3	94.1
Impairment charges	30.5	1.0	0.9	32.4
Acquisition-related expenses	—	—	1.3	1.3

Total Non-GAAP adjustments	103.3	19.0	5.5	127.8

Non-GAAP income (loss) from operations	$378.0	$106.7	$(131.4)	$353.3
Non-GAAP operating margin %	9.8%	7.9%	nm	6.8%

Depreciation and amortization	198.8	62.0	20.1	280.9
Capital expenditures	55.4	46.9	25.9	128.2

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions)

	2012	2011
Operating Activities
Net earnings	$126.9	$46.8
Adjustment to reconcile net earnings to net cash provided by operating activities	279.6	410.7
Changes in operating assets and liabilities	(340.0)	(254.2)
Pension and postretirement benefits contributions	(56.6)	(35.2)

Net cash provided by operating activities	$9.9	$168.1

Net cash used in investing activities	$(89.9)	$(208.4)

Net cash provided by (used in) financing activities	$1.6	$(134.4)

Effect of exchange rate on cash and cash equivalents	(2.3)	18.6

Net decrease in cash and cash equivalents	$(80.7)	$(156.1)

Cash and cash equivalents at beginning of period	449.7	519.1

Cash and cash equivalents at end of period	$369.0	$363.0

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Three Months Ended June 30, 2012
U.S. Print and Related Services	$1,846.0	$—	$1,846.0
International	682.6	—	682.6

Consolidated	$2,528.6	$—	$2,528.6

For the Three Months Ended June 30, 2011
U.S. Print and Related Services	$1,920.9	$11.8	$1,932.7
International	702.5	—	702.5

Consolidated	$2,623.4	$11.8	$2,635.2

Net sales change
U.S. Print and Related Services	(3.9%)		(4.5%)
International	(2.8%)		(2.8%)
Consolidated	(3.6%)		(4.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	(6.2%)		(6.2%)
Consolidated	(1.7%)		(1.6%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(1.1%)		(1.1%)
International	1.1%		1.1%
Consolidated	(0.5%)		(0.5%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(2.8%)		(3.4%)
International	2.3%		2.3%
Consolidated	(1.4%)		(1.9%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1, 2011.

There were no acquisitions during the three months ended June 30, 2012.

For the three months ended June 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and StratusGroup, Inc. (acquired November 21, 2011).

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Six Months Ended June 30, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Six Months Ended June 30, 2012
U.S. Print and Related Services	$3,727.4	$—	$3,727.4
International	1,326.1	—	1,326.1

Consolidated	$5,053.5	$—	$5,053.5

For the Six Months Ended June 30, 2011
U.S. Print and Related Services	$3,862.0	$23.1	$3,885.1
International	1,344.9	—	1,344.9

Consolidated	$5,206.9	$23.1	$5,230.0

Net sales change
U.S. Print and Related Services	(3.5%)		(4.1%)
International	(1.4%)		(1.4%)
Consolidated	(2.9%)		(3.4%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	(4.7%)		(4.7%)
Consolidated	(1.2%)		(1.2%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(1.0%)		(1.0%)
International	1.2%		1.2%
Consolidated	(0.4%)		(0.5%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(2.5%)		(3.1%)
International	2.1%		2.1%
Consolidated	(1.3%)		(1.7%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1, 2011.

There were no acquisitions during the six months ended June 30, 2012.

For the six months ended June 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and StratusGroup, Inc. (acquired November 21, 2011).

RR DONNELLEY REPORTS SECOND-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of June 30, 2012 and December 31, 2011

(UNAUDITED)

(in millions)

	June 30, 2012	December 31, 2011
Total Liquidity (1)
Cash (2)	$369.0	$449.7
Committed Credit Agreement (3)	1,326.8	1,417.7

	1,695.8	1,867.4
Usage
Borrowings under Credit Agreement	325.0	65.0

Net Available Liquidity	$1,370.8	$1,802.4

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 91% of cash as of June 30, 2012 and 89% of cash as of December 31, 2011 was located outside the U.S. Cash held by foreign subsidiaries may be subject to U.S. federal or state income taxes and/or local country withholding taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	$1.75 billion unsecured and committed credit agreement (the “Credit Agreement”) expiring on December 17, 2013. The Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA (as defined in the Credit Agreement) for the last twelve months as described therein. Based on the results of operations for the three months ended June 30, 2012 and existing debt at that date, the current amount available under the Credit Agreement at June 30, 2012 is $1.0 billion. See the table below for a reconciliation of the stated amount to the current availability.

June 30, 2012
Stated amount of Credit Agreement	$1,750.0
Less: availability reduction from covenants	423.2

Total amount available	1,326.8
Less: borrowings under Credit Agreement	325.0

Current availability at June 30, 2012	$1,001.8